UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  January 4, 2008

PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND (State or other jurisdiction of incorporation)	1-7797 (Commission File Number)	52-0551284 (IRS Employer Identification No.)

3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)
(856) 917-1744
(Registrant’s telephone number, including area code)
  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
As previously disclosed in the Current Report on Form 8-K filed by PHH Corporation (“PHH”) on January 2, 2008, the Company gave a notice of termination on January 1, 2008 to General Electric Capital Corporation (“GECC”) pursuant to the Agreement and Plan of Merger dated March 15, 2007 between PHH and GECC (the “Merger Agreement”). Subsequently, on January 2, 2008, PHH received a notice of termination from Pearl Mortgage Acquisition 2 LLC (“Pearl”), a wholly owned subsidiary of Blackstone Capital Partners V. L.P. (“BCP V”), pursuant to the Purchase and Sale Agreement dated as of March 15, 2007 between GECC and Pearl (together with the Merger Agreement, the “Agreements”).
On January 4, 2008, PHH announced the execution of a Settlement Agreement (the “Settlement Agreement”) between PHH, BCP V and Pearl. Pursuant to the Settlement Agreement, BCP V paid PHH a reverse termination fee of $50 million and PHH has agreed to pay BCP V up to an aggregate amount of $4.5 million for reimbursement of certain fees for services incurred by BCP V and Pearl in connection with the transactions contemplated by the Agreements. PHH will be receiving the work product that those consultants provided to BCP V and Pearl. The Settlement Agreement further provides for the mutual release of any claims in connection with the Agreements.
A copy of the Settlement Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement.
Item 8.01 Other Events.
A copy of the press release issued by PHH on January 4, 2008 with respect to the Settlement Agreement is filed as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Settlement Agreement dated as of January 4, 2008 by PHH Corporation, Pearl Mortgage Acquisition 2 LLC and Blackstone Capital Partners V. L.P.

99.1	Press Release dated January 4, 2008 issued by PHH Corporation.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.
You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” in our periodic reports under the Securities Exchange Act of 1934, as amended, and those risk factors included as “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

	By:	/s/ Clair M. Raubenstine
	Name:	Clair M. Raubenstine
	Title:	Executive Vice President and Chief Financial Officer

Dated: January 7, 2008